SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/X/ Definitive  Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                                   Scios Inc.

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                (Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate  box):
/X/ No fee required
/ / Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)
     and 0-11

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                               [SCIOS LETTERHEAD]



                                                                February 1, 2000



DEAR STOCKHOLDER:

         We are pleased to inform you that the proxy contest between Scios and Randal J. Kirk has been resolved.

         On January 31, Scios signed a definitive settlement agreement with Mr. Kirk and certain entities he controls, ending his proxy solicitation to elect a new slate of directors. Under the agreement, Mr. Kirk has been added to the slate of candidates nominated by the Scios Board for election to a one-year term at the 2000 annual meeting of stockholders to be held on February 28, 2000. In return, he has withdrawn his nomination and has agreed to discontinue all solicitation activities. He has also agreed (if he is elected to the Board) to certain restrictions on his activities related to Scios until at least 90 days before next year's annual meeting and for a longer period if the Board decides to renominate him for a second term next year.

         We are convinced that this negotiated settlement is in the best interests of Scios and its stockholders. It enables Scios management to move forward with its business strategy, including the Natrecor(R) clinical testing and approval process. Furthermore, it gives Mr. Kirk, as a significant stockholder, an opportunity to work with the other directors and management to build value for all Scios stockholders.

         THE SCIOS BOARD HAS APPROVED THE SETTLEMENT AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR ALL EIGHT NOMINEES AT THE ANNUAL MEETING.

         We are enclosing the following important documents for your information in connection with the settlement:

          o the joint press release issued by Scios and Mr. Kirk on January 31, 2000;

          o    a  supplement  to  our  proxy  statement  containing   additional
               information about the settlement agreement and the addition of Mr. Kirk as a Board nominee at the upcoming annual meeting; and

          o A new GOLD proxy card for your use in voting for all eight nominees.

         If you would like to review the complete text of the settlement agreement, you can find it on file with the Securities and Exchange Commission as part of our Current Report on Form 8-K dated February 1, 2000. You can also find it on our website located at www.sciosinc.com.

         WHETHER OR NOT YOU HAVE PREVIOUSLY RETURNED A GOLD PROXY CARD TO US OR A WHITE PROXY CARD TO MR. KIRK, WE ASK THAT YOU COMPLETE AND RETURN THE NEW GOLD PROXY CARD (WHICH IS ENCLOSED AND IS POSTAGE PRE-PAID IF MAILED IN THE UNITED STATES). THE WHITE PROXY CARD IS NO LONGER VALID FOR USE AT THE ANNUAL MEETING AND CANNOT BE USED TO VOTE FOR THE EIGHT BOARD NOMINEES, INCLUDING MR. KIRK.

                       On Behalf of the Board of Directors

                                   Sincerely,

/s/ Donald B. Rice                              /s/ Richard B. Brewer

DONALD B. RICE                                  RICHARD B. BREWER
CHAIRMAN OF THE BOARD                           PRESIDENT AND CHIEF
                                                EXECUTIVE OFFICER



                            IF YOU HAVE ANY QUESTIONS
                               OR NEED ASSISTANCE
                           COMPLETING YOUR PROXY CARD
                                  PLEASE CALL:
                            MACKENZIE PARTNERS, INC.
                                156 FIFTH AVENUE
                            NEW YORK, NEW YORK 10010
                          (212)929-5500 (CALL COLLECT)
                                       OR
                          CALL TOLL-FREE (800)322-2855

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